                                                                  Exhibit 4.11


                               SECOND AMENDMENT TO
                               LIQUIDITY AGREEMENT


                  THIS SECOND AMENDMENT TO LIQUIDITY AGREEMENT, dated as of December 20, 1996 (this "Amendment"), among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), the financial institutions listed on the signature pages hereof under the heading "Liquidity Lenders" (collectively the "Liquidity Lenders" and individually a "Liquidity Lender") and CITIBANK, N.A., a national banking association ("Citibank"), as liquidity agent (in such capacity, the "Liquidity Agent") for the Liquidity Lenders.

                              W I T N E S S E T H :

                  WHEREAS, NFC, the Liquidity Lenders and the Liquidity Agent have entered into the Liquidity Agreement, dated as of June 7, 1995, as amended or modified by Consent and Amendment to Liquidity Agreement, dated as of December 15, 1995, Amendment to Liquidity Agreement, dated as of May 29, 1996, Consent of Liquidity Lenders (to change the Liquidity Commitments reflected in the respective Revolving Notes, and Refunding Notes, dated as of May 29, 1996), and Extension of Scheduled Liquidity Commitment Termination Date, dated as of May 29, 1996 (such Liquidity Agreement as so amended or modified being the "Liquidity Agreement");

                  WHEREAS, NFC proposes (i) to enable National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), to refinance the Refinanced Vehicles on the Series 1996-2 Closing Date by (A) accepting the Series 1996-2 Floating Rate Rental Car Asset Backed Variable Funding Note (the "Series 1996-2 Note") to be issued to NFC by NFLP in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in the Loan Agreement and to be authenticated and delivered by or on behalf of The Bank of New York, a New York banking corporation, as trustee (the "Trustee") under the Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996 (such Base Indenture as so amended being the "Base Indenture," and such Supplement and Amendment to Base Indenture being the "Supplement and Amendment to Base Indenture"), and as supplemented by the Series 1996-2 Supplement, dated as of December 20, 1996 (the "Series 1996-2 Supplement," and together with the Base Indenture, the "Indenture"), between NFLP and the Trustee, and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of the other conditions precedent set forth in Section 4 hereof, the Loan Note, and
(ii) thereafter to make further Series 1996-2 Advances to NFLP from time to time, the Indebtedness arising from which is to be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles, from certain Eligible Manufacturers;

                  WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFLP as lessor and National as lessee are entering into the Second Master Motor Vehicle Lease and Servicing Agreement, dated as of December 20, 1996 (the "Lease"), pursuant to which NFLP will refinance the Refinanced Vehicles, and will acquire Acquired Vehicles, and will finance the acquisition of National Vehicles, in each case for leasing to National for use in National's domestic daily rental business; and to secure the NFLP Obligations with respect to the Series 1996-2 Note, NFLP will, under the Series 1996-2 Supplement, grant to the Trustee, for the benefit of the Series 1996-2 Noteholder, a first priority perfected security interest in all of NFLP's right, title and interest in, among other things, the Lease;

                  WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFC and the NFC Collateral Agent are entering into a Supplement dated as of the date hereof (the "Master Collateral Agency Agreement Supplement") to the Master Collateral Agency Agreement, pursuant to which (i) as security for the payment of the respective obligations from time to time owing by National to NFLP and other Financing Sources (or any Beneficiary as assignee thereof) under the Lease and other related Financing Documents (as defined therein), National will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Refinanced Vehicles and National Vehicles and the other National Master Collateral for the Series 1996-2 Note, and (ii) as security for the payment of the respective obligations from time to time owing by NFLP to the Trustee for the benefit of the Series 1996-2 Noteholder (or any Beneficiary as assignee thereof) under the Series 1996-2 Note and other related Financing Documents, NFLP will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Acquired Vehicles and the other NFLP Master Collateral for the Series 1996-2 Note;

                  WHEREAS, contemporaneously with the execution and delivery of this Amendment, NFC, the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary and the NFC Collateral Agent are entering into a Supplement and Amendment to Collateral Agreement dated as of the date hereof (the "NFC Collateral Agreement Amendment"), pursuant to which, as security for the payment of the NFC Obligations, NFC will grant to the NFC Collateral Agent for the benefit of the NFC Secured Parties a security interest in the Series 1996-2 Note as well as the other Assigned Collateral; and

                  WHEREAS, National, NFLP and NFC have requested that the Liquidity Lenders agree to amend the Liquidity Agreement to permit the Revolving Advances to be used by NFC to make Series 1996-2 Advances pursuant to the Series 1996-2 Supplement and otherwise to implement the proposed refinancing described above; and the Liquidity Lenders are, on the terms and conditions set forth below, willing to grant such request;

                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree, upon the terms and subject to the conditions set forth below, as follows:

                  SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment, including the recitals (WHEREAS clauses) hereof, shall have the meanings assigned to such terms in the Indenture.

                  SECTION 2. Amendments to Liquidity Agreement. The Liquidity Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

                  (a) The recitals (WHEREAS clauses) are amended in full to read:

                  "WHEREAS, NFC will (i) enable National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), to refinance the Refinanced Vehicles (such capitalized term, together with each other capitalized term used herein and not otherwise defined herein, shall have the meanings assigned thereto in Section 1.1) on the Series 1996-2 Closing Date by (A) accepting the Series 1996-2 Note to be issued to NFC by NFLP under the Series 1996-2 Supplement in the initial principal amount of the then outstanding principal amount of the Loan Note under and as defined in the Loan Agreement and (B) cancelling, upon the payment to NFC by National of the unpaid accrued interest on the Loan Note and upon the satisfaction of certain other conditions, the Loan Note, and (ii) thereafter make further Series 1996-2 Advances to NFLP from time to time, the Indebtedness arising from which will be evidenced by the Series 1996-2 Note, to enable NFLP to acquire Acquired Vehicles, and to finance the acquisition by National of National Vehicles, from Eligible Manufacturers;

                  "WHEREAS, NFLP as lessor and National as lessee are entering into the Lease, pursuant to which NFLP will refinance the Refinanced Vehicles, and will acquire Acquired Vehicles, and will finance the acquisition of National Vehicles, in each case for leasing to National for use in National's domestic daily rental business; and to secure the NFLP Obligations with respect to the Series 1996-2 Note, NFLP will, under the Series 1996-2 Supplement, grant to the Trustee, for the benefit of the Series 1996-2 Noteholder, a first priority perfected security interest in all of NFLP's right, title and interest in, among other things, the Lease;

                  "WHEREAS, NFC and the NFC Collateral Agent are entering into a Supplement dated as of December 20, 1996 to the Master Collateral Agency Agreement, pursuant to which (i) as security for the payment of the respective obligations from time to time owing by National to NFLP and other Financing Sources (or any Beneficiary as assignee thereof) under the Lease and other related Financing Documents (as defined therein),

         National will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Refinanced Vehicles and National Vehicles and the other National Master Collateral for the Series 1996-2 Note, and (ii) as security for the payment of the respective obligations from time to time owing by NFLP to the Trustee for the benefit of the Series 1996-2 Noteholder (or any Beneficiary as assignee thereof) under the Series 1996-2 Note and other related Financing Documents, NFLP will grant to the Master Collateral Agent for the benefit of the NFC Secured Parties a first priority perfected security interest in such Acquired Vehicles and the other NFLP Master Collateral for the Series 1996-2 Note;

                  "WHEREAS, NFC, the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary and the NFC Collateral Agent are entering into a Supplement and Amendment to Collateral Agreement, dated as of December 20, 1996, amending the NFC Collateral Agreement, pursuant to which, as security for the payment of the NFC Obligations (including, without limitation, obligations of NFC under this Liquidity Agreement, the Revolving Notes, and the Refunding Notes), NFC will grant to the NFC Collateral Agent for the benefit of the NFC Secured Parties (including, without limitation, the Liquidity Lenders and the Liquidity Agent) a security interest in the Series 1996-2 Note as well as the other Assigned Collateral;

                  "WHEREAS, NFC will issue and sell its Commercial Paper Notes in the commercial paper market and use the net proceeds thereof to, among other things, make Series 1996-2 Advances;

                  "WHEREAS, NFC desires to obtain Liquidity Commitments from the Liquidity Lenders to make Liquidity Advances in an aggregate principal amount not to exceed the Aggregate Liquidity Commitment at any one time outstanding to NFC from time to time prior to the Liquidity Commitment Termination Date; and

                  "WHEREAS, the Liquidity Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to provide such Liquidity Commitments and make such Liquidity Advances to NFC;"

                  (b) Section 1.1. is amended in full to read:

                      "SECTION 1.1. Definitions. Capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as supplemented by the Series 1996-2 Supplement, dated as of December 20, 1996, between National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), and The Bank of New York, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in such Base Indenture, the "Trustee"), as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof (the "Base Indenture" or the "Series 1996-2 Supplement"). The definitions of such terms in the Base Indenture or the Series 1996-2 Supplement shall be referred to herein and in all other Related Documents as the "Definitions List"."

and Annex A to the Liquidity Agreement (Definitions List dated as of June 7,
1995) is deleted in its entirety.

                  (c) The terms used in the Liquidity Agreement set forth below shall be changed to the terms, respectively, set opposite such terms below:

  TERMS USED IN THE LIQUIDITY AGREEMENT                      CHANGED TO
  -------------------------------------                      ----------
         Agent                                       NFC Collateral Agent

         Cash Collateral Accounts                    Series 1996-2 Cash Collateral
                                                     Accounts

         Collateral Account                          NFC Collateral Account

         Collateral Agreement                        NFC Collateral Agreement

         Collateral Sharing Agreement                NFC Collateral Sharing Agreement

         Credit Enhancer                             Series 1996-2 Enhancement Provider

         Fronting Credit Enhancers                   Series 1996-2 Fronting Credit
                                                     Enhancers

         Fronting Letter of Credit Amount            Series 1996-2 Fronting Letter of
                                                     Credit Amount

         Fronting Letters of Credit                  Series 1996-2 Fronting Letters of
                                                     Credit

  TERMS USED IN THE LIQUIDITY AGREEMENT                      CHANGED TO
  -------------------------------------                      ----------
         Interest Period                             Series 1996-2 Interest Period

         Loan Agreement                              Series 1996-2 Supplement and/or the
                                                     Lease, as applicable

         Obligations                                 NFC Obligations

         Required Enhancement Amount                 Series 1996-2 Required Enhancement
                                                     Amount

         Secured Parties                             NFC Secured Parties

         Support Credit Enhancers                    Series 1996-2 Support Credit
                                                     Enhancers


                  (d) All references to "Loan Event of Default" and "Potential Loan Event of Event of Default" throughout the Liquidity Agreement are deleted.

                  (e) Section 2.2.1 is amended in full to read:

                           "SECTION 2.2.1. Representations and Warranties. With respect to the issuance of any Commercial Paper Note and after giving effect thereto, the representations and warranties of NFC set forth in
         Article VII hereof, or in any other Related Document to which NFC is a party, and the representations and warranties of NFLP set forth in
         Article 7 of the Base Indenture, or in any other Related Document to which NFLP is a party, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materially limitation in their terms) as of such earlier date)."

                  (f) Section 2.2.6 is amended in full to read:

                      "SECTION 2.2.6. Non-Payment of Series 1996-2 Note. At the time of such issuance and after giving effect thereto, no Potential Amortization Event under

         Section 9.1(a) or (b) of the Base Indenture or under Section 17.1.1 (i) or (ii) of the Lease shall have occurred and be continuing."

                  (g) Section 3.1.4 is amended in full to read:

                      "SECTION 3.1.4. Use of Proceeds. Proceeds from the Liquidity Advances shall be applied by NFC as follows:

                                    (a) Proceeds from each Revolving Advance
                  shall be used by NFC to: (i) make Series 1996-2 Advances pursuant to the Series 1996-2 Supplement or (ii) to repay matured Liquidity Advances (other than any Commitment Termination Date Liquidity Advance).

                                    (b) Proceeds of each Refunding Advance and
                  each Swing Line Advance shall be deposited by NFC into the Commercial Paper Account and proceeds of each Commitment Termination Date Liquidity Advance shall be deposited by NFC into the Termination Advance Account, in each case, for the repayment of maturing Commercial Paper Notes.

         NFC shall not use the proceeds of any Liquidity Advance for any other purpose."

                  (h) Section 4.4 is amended by adding thereto a new sentence that reads:

         "The Liquidity Agent will give notice promptly to NFC, the Series 1996-2 Support Credit Enhancers and the NFC Collateral Agent of changes in LIBOR."

                  (i) Section 6.2.1 is amended in full to read:

                      "SECTION 6.2.1. Representations and Warranties. On the date of the making of such Revolving Advance (other than any continuation or conversion thereof pursuant to Section 3.8) and after giving effect thereto, the representations and warranties of NFC set forth in Article VII hereof, or in any other Related Document to which NFC is a party, and the representations and warranties of NFLP set forth in Article 7 of the Base Indenture, or in any other Related Document to which NFLP is a party, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such earlier date)."

                  (j) Section 6.3.1 is amended by deleting from the end thereof the words "and the Cash Collateral Account C".

                  (k) Section 7.16 is amended in full to read:

                      "SECTION 7.16. Repurchase Programs. On the date of each Borrowing, each Manufacturer and each Repurchase Program in respect of which any portion of the Borrowing Base is calculated (including any portion of the Borrowing Base comprising the amount of the Series 1996-2 Invested Amount used to refinance, finance or purchase Vehicles of or from such Manufacturer) shall be an Eligible Manufacturer and Eligible Repurchase Program, respectively."

                  (l) Clauses (a) through (h) of Section 8.1.1 are amended in full to read:

                      "(a) promptly upon the delivery by National to NFC, copies of the financial information and other materials required to be delivered by National to NFC pursuant to Section 24.7(i) of the Lease;

                      (b) promptly upon the delivery by National to NFC, copies of the financial information and other materials required to be delivered by National to NFC pursuant to Section 24.7(ii) of the Lease;

                      (c) [reserved];

                      (d) from time to time such additional information regarding the condition, financial or otherwise, or operations of National as the Liquidity Agent may reasonably request to the extent that National delivers such information to NFC pursuant to Section 24.7(xi) of the Lease;

                      (e) at the time of delivery of the items described in clauses (a) and (b) above, a certificate of an officer of NFC that, except as provided in any certificate delivered in accordance with
         Section 8.1.9, no Amortization Event or (to the best of such officer's knowledge) Potential Amortization Event has occurred or is continuing during such fiscal quarter;

                      (f) on or prior to June 30 of each year, a certificate of the chief financial officer of NFC certifying that (i) the ratings assigned by the Rating Agencies in respect of the commercial paper issued by NFC have not been withdrawn or downgraded below A-1 by S&P or P-1 by Moody's since the date of this Liquidity

         Agreement, (ii) the face amount of each Series 1996-2 Fronting Letter of Credit satisfies the requirements of each Rating Agency, (iii) no change in the Repurchase Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Series 1996-2 Note, the Series 1996-2 Supplement, the Lease or any other Related Document, and (iv) NFC has apprised the Rating Agencies of all material changes in the Repurchase Programs occurring since the date of this Liquidity Agreement;

                           (g) promptly following the introduction of any prospective change in any Repurchase Program or the introduction of any new Repurchase Program by an existing Manufacturer, notice and a copy of the same;

                           (h) on or prior to each Distribution Date, a copy of the Monthly Certificate as of the last Business Day of the immediately preceding month received by NFC from National pursuant to Section 24.7(vi) of the Lease;"

                  (m)      Section 8.1.8 is amended in full to read:

                           "SECTION 8.1.8. Absence of Certain Actions. NFC will not take any action which would permit National to have the right to refuse to perform any of its obligations under the Lease or permit NFLP to have the right to refuse to perform any of its obligations under the Series 1996-2 Note or the Series 1996-2 Supplement."

                  (n) Sections 8.1.14, 8.1.15 and 8.1.16 are amended in full to read, respectively:

                           "SECTION 8.1.14. Repurchase Programs. NFC agrees that it will (i) provide the Liquidity Agent, the Dealers and each Rating Agency with at least 30 days' prior written notice of its intention to make Series 1996-2 Advances to NFLP under the Series 1996-2 Supplement for the purchase or financing of Vehicles manufactured by any new Manufacturer, (ii) provide the Liquidity Agent, the Dealers and each Rating Agency with a copy of the draft Repurchase Program of such Manufacturer as it then exists at the time of such notice and a copy of the final Repurchase Program promptly upon its being available and
         (iii) certify to the Liquidity Agent and the Liquidity Lenders that such new Manufacturer is an Eligible Manufacturer and that such Repurchase Program is an Eligible Repurchase Program at such time. In no event shall NFC agree, to the extent any consent of NFC is solicited or required by the Manufacturer or any assignor of such Repurchase Program, to any change in any Repurchase Program that is reasonably likely to materially adversely affect its rights or the rights of the NFC Secured Parties with respect to any Vehicles (except for an immaterial number of Vehicles) previously purchased under such Repurchase Program.

                           "SECTION 8.1.15. Use of Proceeds of Commercial Paper Notes. NFC shall use the proceeds of the Commercial Paper Notes solely for one or more of the following purposes: (a) to pay matured Commercial Paper Notes when due, in accordance with the Depositary Agreement; (b) to fund Series 1996-2 Advances; and (c) to pay principal of, or interest on, any Liquidity Advance or any other amount payable by NFC under this Liquidity Agreement or to reimburse the Series 1996-2 Support Credit Enhancers for any Support Liquidity Disbursement and any interest thereon or the Series 1996-2 Cash Collateral Accounts for any LOC Liquidity Disbursement and any interest thereon.

                  "Notwithstanding any provision of this Liquidity Agreement, at any time when any Liquidity Advance is outstanding, NFC shall not use the net proceeds of the issuance of Commercial Paper Notes to fund further Series 1996-2 Advances.

                           "SECTION 8.1.16. Vehicles. NFC shall use commercially reasonable efforts to cause (i) National to maintain good, legal and marketable title to the Refinanced Vehicles, and to the National Vehicles purchased with the proceeds of Series 1996-2 Advances, free and clear of all Liens except for Permitted Liens and (ii) NFLP to maintain good, legal and marketable title to the Acquired Vehicles purchased with the proceeds of the Series 1996-2 Advances, free and clear of all Liens except for Permitted Liens."

                  (o) Section 8.2.10 (No Other Agreements; Amendments to Related Documents) is amended by changing the phrase "without the prior written consent of the Majority Banks and GM" contained in the first sentence thereof to read:
"without the prior written consent of the Majority Banks, GM and National".

                  (p) Section 8.2.11 is amended in full to read:

                      "SECTION 8.2.11. Other Business. NFC will not engage in any business or enterprise or enter into any transaction other than the making of Series 1996-2 Advances to NFLP under the Series 1996-2 Supplement, the related exercise of its rights as a secured creditor, the issuance of Commercial Paper Notes, the incurrence of Indebtedness under this Liquidity Agreement, the A Support Reimbursement Agreements, the B Letter of Credit Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement, the incurrence and payment of ordinary course operating expenses and as otherwise contemplated by the Related Documents."

                  (q) Section 9.1.7 is amended in full to read:

                      "SECTION 9.1.7. Bankruptcy, Insolvency, etc. The occurrence of any Event of Bankruptcy with respect to NFC or National or NFLP or the General Partner."

                  (r) Clause (b) of Section 9.1.9 is amended to delete the words "and the Cash Collateral Account C" therein.

                  (s) Section 9.1.11 is amended in full to read:

                  "SECTION 9.1.11. Enforceability of or Default under Related Documents. (a) Any of the Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or NFC, National, NFLP or any Manufacturer shall so assert in writing or (b) any Event of Default shall occur or (c) any "Amortization Event" as defined in 9.1 of the Base Indenture shall occur."

                  (t) Section 9.1.13 is amended in full to read:

                      "SECTION 9.1.13.  Termination under the Series
         1996-2 Note.  The Series 1996-2 Termination Date shall have occurred."

                  (u) Clause (iii) of Section 9.2 is amended in full to read:

         "(iii) instruct NFC to terminate making Series 1996-2 Advances and cease funding the purchase or financing of Vehicles under the Series 1996-2 Supplement and the Lease;"

                  (v) Clause (b) of Section 9.3.1 is amended in full to read:

         "(b) a Manufacturer whose Repurchase Program is a Guaranteed Depreciation Program and/or any related auction dealers, or any other Manufacturer, shall fail to pay an aggregate amount in excess of $25 million under its Repurchase Program in respect of Vehicles that constitute Master Collateral for the Series 1996-2 Note (or such other amount as shall have been agreed to for this purpose by NFC and the Majority Banks at the time that NFC proposes such Manufacturer for consideration as an "Eligible Manufacturer" under the Related Documents), in each case, owed by it in respect of any such Vehicles turned back in accordance with the terms of the related Repurchase Program and such failure shall continue for 90 days after such aggregate amount shall have become due and payable or"

                  (w) Subsection (a) of Section 9.4 is amended in full to read:

         "(a) If any Limited Amortization Event set forth in Section 9.3.1 shall have occurred and be continuing with respect to any Manufacturer, NFC shall not make any further Series 1996-2 Advances under the Series 1996-2 Supplement to fund the purchase or financing of Vehicles of such Manufacturer, no Commercial Paper Notes shall be issued to finance any such purchase or financing and no Liquidity Lender shall be required to make any Revolving Advance or Swing Line Advance with respect to any such purchase or financing."

                  (x) Exhibit G (Form of Closing Date Certificate) is amended in full to read in the form of Exhibit G hereto.

                  SECTION 3. Amendment to Notes. Each of the Refunding Notes and of the Revolving Notes is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended by changing the reference "the Definitions List annexed as Annex A to the Liquidity Agreement" contained in the last sentence of the first paragraph thereof to the reference "the Definitions List as defined and referred to in the Liquidity Agreement."

                  SECTION 4. Consent of Liquidity Lenders and the Liquidity Agent to Amendments of Other Related Documents. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Liquidity Lenders and the Liquidity Agent hereby consent to the Series 1996-2 Supplement, the Lease (including, without limitation, the termination of the Loan Agreement pursuant to Section 6 of the Lease), and the amendments of other Related Documents referred to in subsection (e) of Section 5 hereof.

                  SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Liquidity Agent shall have received counterparts of this Amendment executed by NFC and the Liquidity Lenders and counterparts of the Consent hereto executed by GM, and Sections 2, 3 and 4 hereof shall become effective when, and only when, (I) NFC shall have received from National all unpaid interest accrued through the Series 1996-2 Closing Date on the Loan Note under and as defined in the Loan Agreement and (II) the Liquidity Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated, or dated as of, the Series 1996-2 Closing Date and in form and substance, satisfactory to the Liquidity Agent:

                  (a) Evidence of the delivery of notice of this Amendment to each of the Rating Agencies and the Dealers.

                  (b) Written confirmation of the Rating Agencies that this Amendment and the amendment of the other Related Documents referred to in subsection (e) below will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies.

                  (c) An executed copy of (i) the Lease and (ii) the Series 1996-2 Supplement.

                  (d) An executed copy of all documents required to be furnished both (i) pursuant to Section 35 of the Lease so as to make effective the Lease pursuant to said Section 35 and (ii) pursuant to Section 3 of the Supplement and Amendment to Base Indenture so as to make effective the Supplement and Amendment to Base Indenture pursuant to said Section 3.

                  (e) An executed copy of all those amendments to the other Related Documents that are required to implement the refinancing contemplated by the Series 1996-2 Supplement -- namely, the following amendments:

                           (i) the Supplement and Amendment to Base Indenture, in substantially the form of Exhibit A hereto;

                           (ii) the Master Collateral Agency Agreement Amendment, in substantially the form of Exhibit B hereto;

                           (iii) the NFC Collateral Agreement Amendment, in substantially the form of Exhibit C hereto;

                           (iv) Amendment No. 3 to the A Letter of Credit, in substantially the form of Exhibit D hereto;

                           (v) Amendment No. 2 to the B Letter of Credit, in substantially the form of Exhibit E hereto;

                           (vi) Amendment No. 1 to the Reduction A Support Letter of Credit, in substantially the form of Exhibit F hereto;

                           (vii) Second Amendment to A Support Reimbursement Agreement, in substantially the form of Exhibit G hereto;

                           (viii)   Amendment to Reduction A Support
                  Reimbursement Agreement, in substantially the form of Exhibit H hereto;

                       (ix) Amendment to A Support Intercreditor Agreement, in substantially the form of Exhibit I hereto;

                       (x) Second Amendment to B Letter of Credit Reimbursement Agreement, in substantially the form of Exhibit J hereto;

                       (xi)     Third Amendment to B Support Letter of
                  Credit Reimbursement Agreement, in substantially the form of Exhibit K hereto;

                       (xii) Supplement and Amendment to Intercreditor and Subordination Agreement, in substantially the form of Exhibit L hereto;

                       (xiii) Amended and Restated Collateral Sharing Agreement, in substantially the form of Exhibit M hereto;

                       (xiv) Amendment to Depositary Agreement, in substantially the form of Exhibit N hereto; and

                       (xv)     Amendment to Dealer Agreement, in
                  substantially the form of Exhibit O hereto.

                  (f) Evidence that (i) the conditions precedent set forth in
         Section 3.1(b) of the Series 1996-2 Supplement for the issuance of the Series 1996-2 Note have been satisfied, (ii) NFLP has issued the Series 1996-2 Note to NFC pursuant to Section 3.1 of the Series 1996-2 Supplement in an initial principal amount equal to the outstanding principal amount of the Loan Note (under and as defined in the Loan Agreement) on the Series 1996-2 Closing Date, giving effect to any payment made by National in respect of such principal amount on the Series 1996-2 Closing Date, and (iii) NFC has delivered to the NFC Collateral Agent the executed and authenticated Series 1996-2 Note registered in the name of NFC, together with a blank undated written instrument of transfer (covering the Series 1996-2 Note) duly executed by NFC.

                  (g) Evidence that all filings have been made, and all other steps have been taken, to perfect the security interest of the NFC Collateral Agent in the Assigned Collateral under the NFC Collateral Agreement, including, without limitation:

                      (i) executed Form UCC-1 and Form UCC-3 (amendment)
                  financing statements, naming NFC as "debtor" and the NFC Collateral Agent as "secured party", covering the rights of NFC in and to the Series 1996-2 Note now owned and hereafter acquired, the Series 1996-2 Supplement and the Lease and the other

                  Assigned Collateral and to be filed under the UCC of the State of Minnesota and the UCC of each other jurisdiction that the Liquidity Agent or the NFC Collateral Agent may reasonably deem necessary in order to perfect such security interest; and

                      (ii) copies of completed requests for UCC information
                  (or a UCC search report certified by any Person reasonably acceptable to the Liquidity Agent), dated a date reasonably near to the Series 1996-2 Closing Date, listing all effective UCC financing statements which name NFC as debtor and which are filed in the jurisdiction in which filings are and are to be made pursuant to subclause (i) above, together with copies of such financing statements (none of which shall cover any Assigned Collateral now or hereafter existing).

                  (h) A certificate of the Secretary or Assistant Secretary of NFC certifying, and attaching a copy of, (i) the resolutions of the Board of Directors of NFC authorizing the execution, delivery and performance of this Amendment and the amendments of the other Related Documents referred to in subsection (e) above and (ii) the names and the signatures of officers of NFC authorized to execute this Amendment and the amendments of such other Related Documents.

                  (i) A favorable opinion of Faegre & Benson LLP, counsel to NFC, in substantially the form of Exhibit P hereto.

                  (j) Series 1996-2 Closing Certificate, in substantially the form of Exhibit Q hereto, executed by an Authorized officer of NFC.

                  SECTION 6. Reference to and Effect on the Related Documents.
         (a) Upon the effectiveness of this Amendment, including Sections 2, 3 and 4 hereof, (i) the Loans then outstanding under and as defined in the Loan Agreement will be deemed paid in full by National to NFC, (ii) the Loan Note as defined in, and issued by National under, the Loan Agreement will be deemed cancelled and of no force or effect, and (iii) the Loan Agreement will terminate and be of no force or effect.

                  (b) Upon the effectiveness of this Amendment, including Sections 2, 3 and 4 hereof, on and after the date hereof each reference in the Liquidity Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Liquidity Agreement, and each reference in the other Related Documents to "the Liquidity Agreement", "thereunder", "thereof" or words of like import referring to the Liquidity Agreement, shall mean and be a reference to the Liquidity Agreement as amended hereby.

                  (c) Except as specifically amended above or as contemplated by
         Section 5(e) hereof, the Liquidity Agreement and all other Related Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the NFC Collateral Agreement and all of the Assigned Collateral described therein do and shall continue to secure the payment of all NFC Obligations.

                  (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Liquidity Lender or the Liquidity Agent under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

                  SECTION 7. Costs and Expenses. NFC agrees to pay on demand all costs and expenses of the Liquidity Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered under, or as contemplated to be delivered by, Section 5 hereof, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Liquidity Agent with respect thereto and with respect to advising the Liquidity Agent as to its rights and responsibilities hereunder and thereunder.

                  SECTION 8. Limited Recourse to NFC; No Recourse. (a) The Liquidity Agent and each Liquidity Lender agree that the obligations of NFC to the Liquidity Agent and such Liquidity Lender hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the NFC Collateral Agreement. Such obligations shall be due and payable only to the extent that NFC's assets and the Series 1996-2 Fronting Letter of Credit Amount are sufficient to pay such obligations. No claims of the Liquidity Agent or any Liquidity Lender arising under or in connection with the NFC Collateral Agreement are intended to be impaired or waived by this Section 8.

                  (b) Without limitation to the obligations of NFC hereunder, no recourse shall be had for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Amendment or any amendment to any other Related Document against any stockholder, employee, officer, director, affiliate or incorporator of NFC based on their status as such or their actions in connection therewith. The provisions of this Section 8 shall survive the termination of this Amendment.

                  SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall constitute delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       NATIONAL FLEET FUNDING
                                       CORPORATION


                                       By       /s/ M.J. Baker
                                                -----------------------------
                                                Name:  M.J. Baker
                                                Title:


                                       CITIBANK, N.A., as Liquidity Agent


                                       By       /s/ Annette Marsula
                                                -----------------------------
                                                Name:  Annette Marsula
                                                Title: Senior Trust Officer


                          Liquidity Lenders


                                       ABN AMRO BANK, N.V.


                                       By       /s/ Christine E. Holmes
                                                -----------------------------
                                                Name:  Christine E. Holmes
                                                Title: Vice President


                                       By       /s/ David C. Sagers
                                                -----------------------------
                                                Name:  David C. Sagers
                                                Title: Vice President

                BANK AUSTRIA
                AKTIENGESELLSCHAFT


                By  /s/ J. Anthony Seay
                    ------------------------------
                    Name:  J. Anthony Seay
                    Title: Vice President
                           BANK AUSTRIA

                    /s/ Jeanine Ball
                    ------------------------------
                    Assistant Vice President
                    BANK AUSTRIA

                BANK BRUSSELS LAMBERT,
                NEW YORK BRANCH


                By   /s/ John Kippix
                    ------------------------------
                    Name:  John Kippix
                    Title: Vice President


                By  /s/ Dominick H.J. Vangaever
                    ------------------------------
                    Name:  Dominick H.J. Vangaever
                    Title: Senior Vice President
                                 Credit

                BANK OF IRELAND


                By  /s/ Nibanks O'Flynn
                    ------------------------------
                    Name:  Nibanks O'Flynn 1365
                    Title: Manager


                By  /s/ R.H. Wyer
                    ------------------------------
                    Name: R.H. Wyer (1541)
                    Title:

                                       BANK OF MONTREAL


                                       By       /s/ Edward P. McGuire
                                                ----------------------------
                                                Name:  Edward P. McGuire
                                                Title: Director


                                       THE BANK OF NEW YORK


                                       By       /s/ Richard A. Raffetto
                                                ----------------------------
                                                Name:  Richard A. Raffetto
                                                Title: Assistant Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By       /s/ A.S. Norsworthy
                                                ----------------------------
                                                Name: A.S. Norsworthy
                                                Title: Sr. Team Leader-Loan
                                                        Operations


                                       THE BANK OF TOKYO-MITSUBISHI,
                                       LTD., CHICAGO BRANCH


                                       By       /s/ Jeffrey R. Arnold
                                                ----------------------------
                                                Name:  Jeffrey R. Arnold
                                                Title: Vice President


                                       BANQUE ET CAISSE D'EPARGNE DE
                                       L'ETAT


                                       By       /s/ Paul Guillaume
                                                ----------------------------
                                                Name:  Paul Guillaume
                                                Title: Consellor de Director


                                       By       /s/ Guy Queude
                                                ----------------------------
                                                Name:  Guy Queude
                                                Title: Chief du Service
                                                        Correspondent

                                       BANQUE NATIONALE DE PARIS,
                                       CHICAGO BRANCH


                                       By       /s/ Arnaud Collin de Bocage
                                                ------------------------------
                                                Name:  Arnaud Collin de Bocage
                                                Title: Executive Vice President
                                                        and General Manager


                                       BAYERISCHE HYPOTHEKEN-UND
                                       WECHSEL - BANK
                                       AKTIENGESELLSCHAFT, NEW YORK
                                       BRANCH


                                       By       /s/ Constance Madden
                                                ------------------------------
                                                Name:  Constance Madden
                                                Title: Vice President


                                       By       /s/
                                                ------------------------------
                                                Name:
                                                Title: First Vice President


                                       CAISSE NATIONALE DE CREDIT
                                       AGRICOLE


                                       By       /s/ Katherine L. Abbott
                                                ------------------------------
                                                Name:  Katherine L. Abbott
                                                Title: First First President

                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE


                                       By       /s/ Kent S. Davis
                                                ------------------------------
                                                Name:  Kent S. Davis
                                                Title: As Agent


                                       CITIBANK, N.A.


                                       By       /s/ Elizabeth A. Palermo
                                                ------------------------------
                                                Name:  Elizabeth A. Palermo
                                                Title: Attorney-in-fact


                                       COMMERZBANK AG,
                                       CHICAGO BRANCH


                                       By       /s/ William Brent Peterson
                                                ------------------------------
                                                Name:  William Brent Peterson
                                                Title: Assistant Vice President


                                       By       /s/ Dr. Helmut R. Tollner
                                                ------------------------------
                                                Name:  Dr. Helmut R. Tollner
                                                Title: Executive Vice President

                                       CREDIT SUISSE, NEW YORK
                                       BRANCH


                                       By       /s/ Roger W. Saylor
                                                ------------------------------
                                                Name:  Roger W. Saylor
                                                Title: Associate


                                       By       /s/ Carl Jackson
                                                ------------------------------
                                                Name:  Carl Jackson
                                                Title: Member of Senior
                                                       Management


                                       DEN DANSKE BANK AKTIESELSKAB,
                                       NEW YORK BRANCH


                                       By       /s/ Stephen B. Shea
                                                ------------------------------
                                                Name:  Stephen B. Shea
                                                Title: Vice President


                                       By       /s/ John A. O'Neil
                                                ------------------------------
                                                Name:  John A. O'Neil
                                                Title: Vice President


                                       DRESDNER BANK AG, NEW YORK
                                       BRANCH AND GRAND CAYMAN
                                       BRANCH


                                       By       /s/ Thomas J. Nadramia
                                                ------------------------------
                                                Name:  Thomas J. Nadramia
                                                Title: Vice President


                                       By       /s/ John S. Runnion
                                                ------------------------------
                                                Name:  John S. Runnion
                                                Title: Vice President

                                       FIRST BANK NATIONAL
                                       ASSOCIATION


                                       By       /s/ Elliot Jaffee
                                                ------------------------------
                                                Name:  Elliot Jaffee
                                                Title: Vice President


                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, CHICAGO BRANCH


                                       By       /s/ Hiroki Yamada
                                                ------------------------------
                                                Name:  Hiroki Yamada
                                                Title: General Manager


                                       ING BARING (U.S.) CAPITAL
                                       MARKETS, INC.


                                       By       /s/ Michael G. Plunkett
                                                ------------------------------
                                                Name:  Michael G. Plunkett
                                                Title: Vice President


                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK


                                       By       /s/ Richard P. Burke
                                                ------------------------------
                                                Name:  Richard P. Burke
                                                Title: Vice President

                                       NORDDEUTSCHE LANDESBANK
                                       GIROZENTRALE


                                       By       /s/ Stephen K. Hunter
                                                ------------------------------
                                                Name:  Stephen K. Hunter
                                                Title: Senior Vice President


                                       By       /s/ Stephanie IIoever
                                                ------------------------------
                                                Name:  Stephanie IIoever
                                                Title: Vice President


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By       /s/ Bradley E. Carson
                                                ------------------------------
                                                Name:  Bradley E. Carson
                                                Title: Corporate Banking Officer


                                       PNC BANK, NATIONAL
                                       ASSOCIATION


                                       By       /s/ Gregory T. Gaschler
                                                ------------------------------
                                                Name:  Gregory T. Gaschler
                                                Title: Vice President


                                       THE SANWA BANK, LIMITED
                                       CHICAGO BRANCH


                                       By       /s/ Seiji Daito
                                                ------------------------------
                                                Name:  Seiji Daito
                                                Title: Vice President &
                                                        Manager

                                       THE SUMITOMO BANK,
                                       LIMITED


                                       By       /s/ Hiroyuki Iwami
                                                ------------------------------
                                                Name:  Hiroyuki Iwami
                                                Title: Joint General Manager


                                       SVENSKA HANDELSBANKEN,
                                       NEW YORK BRANCH


                                       By       /s/ Geoffrey Walker
                                                ------------------------------
                                                Name:  Geoffrey Walker
                                                Title: Senior Vice President


                                       By       /s/ H.N. Bacon
                                                ------------------------------
                                                Name:  H.N. Bacon
                                                Title: Vice President


                                       UNITED STATES NATIONAL BANK
                                       OF OREGON


                                       By       /s/ Roger H. Weis
                                                ------------------------------
                                                Name:  Roger H. Weis
                                                Title: Vice President

                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE, NEW YORK
                                       BRANCH


                                       By       /s/ S. Battinelli
                                                ----------------------
                                                Name: Salavatore Batinelli
                                                Title: Vice President
                                                       Credit Department

                                       By       /s/ C.D. Rockey
                                                ----------------------
                                                Name: C.D. Rockey
                                                Title: Associate

                                     CONSENT

                          Dated as of December 20, 1996


                  The undersigned, GENERAL MOTORS CORPORATION, a Delaware corporation, as an A Support Credit Enhancer under the A Support Letter of Credit Agreement (as defined in Series 1996-2 Supplement referred to in the foregoing Amendment) and hereby consents to the foregoing Amendment and hereby confirms and agrees that the A Support Letter of Credit Agreement, as amended, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Amendment, each reference in the A Support Letter of Credit Agreement to the Liquidity Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Liquidity Agreement as amended by the said Amendment.

                                       GENERAL MOTORS CORPORATION


                                       By       /s/ David A. Robson
                                                ----------------------------
                                                Name:  David A. Robson
                                                Title: Attorney-in-fact